EXHIBIT 4.1
EXECUTION VERSION
FOURTH AMENDMENT AGREEMENT
     This Fourth Amendment Agreement, dated as of October 18, 2007 (this “Amendment”), is among (i) Pride Offshore, Inc., a Delaware corporation (the “Borrower”), (ii) the financial institutions signatory hereto and who are Lenders under the Credit Agreement (as defined in the recitals below) (the “Lenders”), including Calyon New York Branch and Natexis Banques Populaires, as swingline lenders under the Credit Agreement (the “Swingline Lenders”), (iii) Citicorp North America, Inc., as administrative agent under the Credit Agreement (the “Administrative Agent”), (iv) Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”), and as collateral trustee (in such capacity, the “Collateral Trustee”), under the Credit Agreement, and (v) Calyon New York Branch and Natexis Banques Populaires, as issuers of letters of credit under the Credit Agreement (the “Issuing Banks”).
RECITALS
     A. On July 7, 2004, the Borrower, the Revolving Lenders, the Term Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, the Swingline Lenders and the guarantors party thereto entered into a Credit Agreement (such Credit Agreement, as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”). Capitalized terms used herein that are not defined herein and are defined in the Credit Agreement are used herein as defined in the Credit Agreement.
     B. The Borrower has requested, and the Majority Lenders are willing to effect, an amendment to the Credit Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     Section 1. Amendment to Section 5.02 of Credit Agreement. Section 5.02(m) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
          (m) Reserved
          Section 2. Miscellaneous; Representations and Warranties.
          Section 2.1. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflicts of law rules (other than Section 5-1401 of the New York General Obligations Law).
          Section 2.2. Preservation. Except as expressly modified herein, all terms and provisions of the Credit Agreement and each other Credit Document remain in full force and effect in accordance with the provisions thereof and are hereby ratified and confirmed in all respects by the parties.
          Section 2.3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          Section 2.4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks and the Lenders that (i) the execution, delivery and performance by the Borrower of this Amendment, and the performance by the Borrower of the Credit Agreement, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action of the Borrower, require no material authorization, approval or other action by, or notice to or filing with, any governmental authority or regulatory body, do not contravene (A) the Borrower’s certificate of incorporation or bylaws, or (B) any law applicable to the Borrower, and will not result in the creation or imposition of any Lien prohibited by the Credit Agreement on any asset of the Parent or of any Subsidiary, (ii) this Amendment has been duly executed and delivered by the Borrower, (iii) this Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity, (iv) after giving effect to this Amendment, the representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, and the representations and warranties contained in any other Credit Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than those representations and warranties that expressly relate solely to a specific earlier date and that remain correct as of such earlier date), and (v) no event has occurred and is continuing, or would result from giving effect to this Amendment, which constitutes a Default or an Event of Default.
          Section 2.5. Lender Credit Decision. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement.
          Section 2.6. Effectiveness. Following the execution of this Amendment by the Majority Lenders and the Borrower, this Amendment will be effective in accordance with its terms as of the date first above written. Delivery of an executed signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment.
[Signatures begin on the next page]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER: PRIDE OFFSHORE, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

Signature Page to Fourth Amendment Agreement

ADMINISTRATIVE AGENT: CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ Robert Malleck
Authorized Officer

COLLATERAL AGENT AND COLLATERAL TRUSTEE: CITIBANK, N.A., as Collateral Agent and as Collateral Trustee
By:	/s/ Robert Malleck
Authorized Officer

Signature Page to Fourth Amendment Agreement

ISSUING BANKS AND SWINGLINE LENDERS: CALYON NEW YORK BRANCH, as an Issuing Bank and as a Swingline Lender
By:	/s/ Page Dillehunt
Managing Director

By:	/s/ Michael Willis
Director

NATEXIS BANQUES POPULAIRES, as an Issuing Bank and as a Swingline Lender
By:	/s/ Daniel Payer
Director

By:	/s/ Louis P. Laville, III
Managing Director

Signature Page to Fourth Amendment Agreement

LENDERS: CITICORP NORTH AMERICA, INC.
By:	/s/ Robert Malleck
Authorized Officer

Signature Page to Fourth Amendment Agreement

NATIXIS
By:	/s/ Daniel Payer
Director

By:	/s/ Louis P. Laville, III
Managing Director

Signature Page to Fourth Amendment Agreement

BANK OF AMERICA, N.A.
By:	/s/ Ronald B. McKaig
Senior Vice President

Signature Page to Fourth Amendment Agreement

NORDEA
By:	/s/ Martin Kahm
Vice President

By:	/s/ Colleen Durkin
Vice President

Signature Page to Fourth Amendment Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Erin Morrissey
Vice President

By:	/s/ Dusan Lazarov
Vice President

Signature Page to Fourth Amendment Agreement

CALYON NEW YORK BRANCH
By:	/s/ Page Dillehunt
Managing Director

By:	/s/ Michael Willis
Director

Signature Page to Fourth Amendment Agreement

BNP PARIBAS
By:	/s/ Illegible
Authorized Officer

Signature Page to Fourth Amendment Agreement

SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Natsuhiro Samejima
Senior Vice President
Signature Page to Fourth Amendment Agreement

SEB
By:
Authorized Officer

By:
Authorized Officer

Signature Page to Fourth Amendment Agreement

CRÉDIT INDUSTRIEL ET COMMERCIAL
By:	/s/ Brigite Chevallier
Authorized Officer

By:	/s/ Etienne Deslauriers
Authorized Officer
Signature Page to Fourth Amendment Agreement

BECM
By:
Authorized Officer

By:
Authorized Officer
Signature Page to Fourth Amendment Agreement

DnB NOR BANK ASA
By:	/s/ Barbara Gronquist
Senior Vice President

By:	/s/ Kevin O’Hara
Vice President
Signature Page to Fourth Amendment Agreement

HSH NORDBANK AG
By:	/s/ Kai Braunsdorf
Vice President

By:	/s/ Teßmer
Vice President
Signature Page to Fourth Amendment Agreement

BAYERISCHE HYPO-UND VEREINSBANK AG
By:
Authorized Officer

By:
Authorized Officer
Signature Page to Fourth Amendment Agreement

AMEGY BANK NATIONAL ASSOCIATION (formerly SOUTHWEST BANK OF TEXAS, N.A.)
By:
Authorized Officer
Signature Page to Fourth Amendment Agreement

THE GOVERNOR & COMPANY OF THE BANK OF IRELAND
By:	/s/ Lars Torum
Manager
Signature Page to Fourth Amendment Agreement

ACKNOWLEDGMENT AND CONSENT
     To induce the Administrative Agent, the Collateral Agent, the Collateral Trustee, the Issuing Banks and the Majority Lenders to execute the foregoing Amendment, each of the undersigned Guarantors hereby (a) consents to the execution, delivery and performance of such Amendment, (b) agrees that (1) neither any Credit Document executed by it nor any obligation of any of the undersigned nor any right or remedy of the Administrative Agent, the Collateral Agent, the Collateral Trustee, any Issuing Bank or any Lender with respect to any undersigned Guarantor is released or impaired by such Amendment, and (2) this acknowledgment and consent shall not be construed as requiring the consent or agreement of any undersigned Guarantor in any circumstance, and (c) ratifies and confirms all provisions of the Credit Documents executed by it.

GUARANTORS: PRIDE INTERNATIONAL, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

MEXICO DRILLING LIMITED LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE CENTRAL AMERICA, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE OFFSHORE INTERNATIONAL LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer
Acknowledgment and Consent

PRIDE SOUTH PACIFIC LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE DRILLING, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE NORTH AMERICA LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

MEXICO OFFSHORE INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PETROLEUM SUPPLY COMPANY
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL SERVICES, INC.
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer
Acknowledgment and Consent

PRIDE MEXICO HOLDINGS, LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL MANAGEMENT GP LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL MANAGEMENT LP LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNATIONAL MANAGEMENT COMPANY LP
By:	Pride International Management GP LLC, its General Partner

By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

PRIDE INTERNACIONAL DE MEXICO LLC
By:	/s/ Steven D. Oldham
	Name:	Steven D. Oldham
	Title:	Vice President and Treasurer

Acknowledgment and Consent